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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 1997

                             MOBILEMEDIA CORPORATION

             (Exact name of registrant as specified in its charter)

       Delaware                      0-26320                    22-3253006
(State or other jurisdiction    (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)

              65 Challenger Road, Ridgefield Park, New Jersey 07660
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 440-8400
              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)


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                       INFORMATION TO BE INCLUDED IN THE REPORT

          Item 1.   Changes in Control of Registrant
                         Not Applicable.

          Item 2.   Acquisition or Disposition of Assets.
                         Not Applicable.

          Item 3.   Bankruptcy or Receivership


          Item 4.   Changes in Registrant's Certifying Accountant
                         Not Applicable.

          Item 5.   Other Events.

                         As previously announced, on January 30, 1997, MobileMedia Corporation and most of its subsidiaries (collectively, the "Company") filed a voluntary petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the "Court"). In connection therewith, the Company sought approval of the Court to pay the pre-petition claims of certain key suppliers, including Motorola, Inc., Glenayre Electronics, Inc., NEC and Panasonic, in the aggregate amount of approximately $47.4 million, which approval was granted by the Court on February 6, 1997. Upon entry of the order, the Company entered into a supply agreement with each key supplier.

                         The Company has placed orders with Motorola, the Company's largest supplier of pagers, and under its agreement Motorola will commence shipping product shortly after it receives payment of its pre-petition claim, which the Company expects to pay promptly.

                         The Company has entered into a debtor-in-possession ("DiP") loan agreement with The Chase Manhattan
                         Bank, as agent, that will provide the Company with up to $200 million of DiP financing. The Company's agreements with Motorola and the other key suppliers satisfy one of the significant conditions under the DiP agreement, and the Company can now borrow up to $70 million under the DiP facility. At a hearing on January 30, 1997, the Court entered an interim order approving the DiP facility, as a result of which the Company gained access to such $70 million of DiP funds, subject to the satisfaction of the condition relating to key suppliers, which has now been satisfied. A hearing by the Court for final approval of the DiP facility is scheduled for February 19, 1997. Assuming final approval is granted at that hearing, the Company will gain access to an additional $30 million of additional DiP funds for a total of $100 million. The remaining $100 million of DiP funds will become available on May 1, 1997 if the Company delivers a business plan by April 15, 1997 that is approved by the banks' financial advisor.

          Item 6.   Resignations of Registrants Directors.
                         Not Applicable

          Item 7.   Financial Statements and Exhibits.
                         Not Applicable

          Item 8.   Change in Fiscal Year.
                         Not Applicable


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                    Pursuant to the requirements of the Securities Exchange
          Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MOBILEMEDIA CORPORATION,
                                             a Delaware corporation

          Date: February 6, 1997             By:  /s/ Santo J. Pittsman
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                                                  Santo J. Pittsman
                                                  Senior Vice President and
                                                  Chief Financial Officer